                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-02798) dated May 23, 1996 and related Prospectus of Pacific Gulf Properties Inc. (the "Company") for the registration of $112,155,139 of common and preferred stock and to its incorporation into a registration statement on Form S-3 filed pursuant to Rule 462(b) for the registration of an additional $14,454,500 of common and preferred stock (the "462(b) Registration Statement"). We also consent to the incorporation by reference of the following into the Prospectus related to the Registration Statement (Form S-3 No. 333-02798) dated May 23, 1996, the related Prospectus Supplement dated May 20, 1996 for the registration of 2,800,000 shares of common stock thereunder and the 462(b) Registration Statement of our reports; (a) dated February 9, 1996, with respect to the consolidated and combined financial statements and related financial statement schedule of the Company included in the Company's Annual Report (Form 10-K/A) for the year ended December 31, 1995;
(b) dated April 30, 1996, with respect to the statement of revenues and certain expenses of Tukwila Business Park included in the Company's Current Report on Form 8-K dated May 7, 1996; (c) dated April 12, 1996, with respect to the combined statement of revenues and certain expenses of the Konwiser Acquisition Properties included in the Company's Current Report on Form 8-K dated May 7, 1996; and (d) dated July 28, 1995, with respect to the combined statement of revenues and certain expenses of the Konwiser Acquisition Properties included in the Company's Current Report on Form 8-K/A dated May 7, 1996, all of which have been filed with the Securities and Exchange Commission.

We also consent to the use of our reports: (a) dated April 25, 1996, with respect to the statement of revenues and certain expenses of Bay San Marcos Industrial Park; (b) dated April 25, 1996, with respect to the statement of revenues and certain expenses of Escondido Business Center; (c) dated May 20, 1996, with respect to the statement of revenue and certain expenses of Eden Landing Commerce Park; (d) dated May 20, 1996, with respect to the statement of revenue and certain expenses of Riverview Industrial Park; and (e) dated May 20, 1996, with respect to the statement of revenue and certain expenses of Pacific Park, in the Registration Statement (Form S-3 No. 333-02798) dated May 23, 1996, the related Prospectus Supplement referred to above and the 462(b) Registration Statement.

                                          ERNST & YOUNG LLP

Newport Beach, California
December 26, 1996